                                                                    EXHIBIT 99.1

         3


PART I.   FINANCIAL INFORMATION

Item 1.   Financial Statements


                           MORGAN STANLEY GROUP INC.
            CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                                 (IN MILLIONS)

      ASSETS

                                                                                      February 28,
                                                                                         1997                 November 30,
                                                                                      (Unaudited)                 1996
                                                                                     --------------          --------------
Cash and interest-bearing equivalents                                                $       4,488           $       4,545

Cash and securities deposited with clearing organizations or segregated under federal and other regulations (securities at market value of
    $990 at February 28, 1997 and $2,474
    at November 30, 1996)                                                                    1,490                   3,164

Financial instruments owned:
    U.S. government and agency securities                                                   15,219                  11,079
    Other sovereign government obligations                                                  18,205                  19,473
    Corporate and other debt                                                                17,905                  15,978
    Corporate equities                                                                      14,242                  12,622
    Derivative contracts                                                                    12,818                  11,220
    Physical commodities                                                                       287                     375

Securities purchased under agreements to resell                                             70,029                  60,457

Securities borrowed                                                                         50,394                  39,680

Receivables:
    Customers                                                                               10,368                   5,761
    Brokers, dealers and clearing organizations                                              1,995                   5,421
    Interest and dividends                                                                   1,495                   1,320
    Fees and other                                                                           1,029                     745

Property, equipment and leasehold improvements, at cost, net of accumulated depreciation and amortization of $655 at February 28,
    1997 and $614
    at November 30, 1996                                                                     1,274                   1,301

Other assets                                                                                 3,534                   3,305
                                                                                     -------------           -------------

Total assets                                                                         $     224,772           $     196,446
                                                                                     =============           =============

           See Notes to Condensed Consolidated Financial Statements.

         4



                           MORGAN STANLEY GROUP INC.
            CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                        (IN MILLIONS, EXCEPT SHARE DATA)


LIABILITIES AND STOCKHOLDERS' EQUITY

                                                          February 28,
                                                              1997      November 30,
                                                           (Unaudited)     1996
                                                            ---------    ---------

Short-term borrowings                                       $  22,241    $  20,461

Financial instruments sold, not yet purchased:
      U.S. government and agency securities                    13,991       10,196
      Other sovereign government obligations                    8,355        6,513
      Corporate and other debt                                  1,242        1,112
      Corporate equities                                        8,762        8,889
      Derivative contracts                                     11,006        9,982
      Physical commodities                                         36          476

Securities sold under agreements to repurchase                 95,919       83,296

Securities loaned                                              10,432        8,975

Payables:
      Customers                                                21,041       18,629
      Brokers, dealers and clearing organizations               4,113        1,820
      Interest and dividends                                    1,244        1,478
      Other liabilities and accrued expenses                    1,344          972
Accrued compensation and benefits                               1,081        1,746
Long-term borrowings                                           16,470       14,498
                                                            ---------    ---------
                                                              217,277      189,043
                                                            ---------    ---------
Capital Units                                                     999          865
                                                            ---------    ---------
Commitments and contingencies

Stockholders' equity:

      Preferred stock                                           1,027        1,223
      Common stock, $1.00 par value; authorized
          600,000,000 shares; issued 163,821,105
          shares at February 28, 1997 and 163,236,893
          shares at November 30, 1996                             164          163
      Paid-in capital                                             892        1,144
      Retained earnings                                         4,767        4,504
      Cumulative translation adjustments                          (14)         (11)
                                                            ---------    ---------
          Subtotal                                              6,836        7,023

      Less:
          Note receivable related to sale of
               preferred stock to ESOP                             76           78
          Common stock held in treasury, at cost
               (5,796,887 shares at February 28, 1997 and
               9,894,271 shares at November 30, 1996)             264          407
                                                            ---------    ---------
                    Total stockholders' equity                  6,496        6,538
                                                            ---------    ---------

Total liabilities and stockholders' equity                  $ 224,772    $ 196,446
                                                            =========    =========


           See Notes to Condensed Consolidated Financial Statements.

         5


                           MORGAN STANLEY GROUP INC.
           CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                       (IN MILLIONS, EXCEPT SHARE DATA)


                                                 Three Months Ended
                                            February 28,     February 29,
                                                 1997            1996
                                            -------------   -------------
Revenues:
      Investment banking                    $         442   $         399
      Principal transactions:
          Trading                                     751             704
          Investments                                  56              (7)
      Commissions                                     182             154
      Interest and dividends                        2,367           1,933
      Asset management and administration             278             122
      Other                                            --               3
                                            -------------   -------------

          Total revenues                            4,076           3,308
      Interest expense                              2,282           1,859
                                            -------------   -------------

          Net revenues                              1,794           1,449
                                            -------------   -------------

Expenses excluding interest:
      Compensation and benefits                       879             705
      Occupancy and equipment                         100              86
      Brokerage, clearing and exchange
          fees                                         84              66
      Communications                                   40              33
      Business development                             59              37
      Professional services                            60              42
      Other                                            62              40
                                            -------------   -------------

          Total expenses excluding
               interest                             1,284           1,009
                                            -------------   -------------

Income before income taxes                            510             440
Provision for income taxes                            194             167
                                            -------------   -------------

Net income                                  $         316   $         273
                                            =============   =============

Earnings applicable to common shares (1)    $         297   $         257
                                            =============   =============

Average common and common equivalent
      shares outstanding (1)                  158,307,567     156,549,243
                                            =============   =============

Primary earnings per share                  $        1.88   $        1.64
                                            =============   =============

Fully diluted earnings per share            $        1.80   $        1.57
                                            =============   =============

(1) Amounts shown are used to calculate primary earnings per share.




           See Notes to Condensed Consolidated Financial Statements.

         6

                           MORGAN STANLEY GROUP INC.
           CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
                                 (IN MILLIONS)

                                                                           Three Months Ended
                                                                      February 28,     February 29,
                                                                          1997             1996
                                                                      ------------     ------------
Cash flows from operating activities:
      Net income                                                         $   316         $   273
      Adjustments to reconcile net income
          to net cash used for operating activities:
               Non-cash charges included in net income                        (1)             28
               Changes in assets and liabilities:
               Cash and securities deposited with
                    clearing organizations or segregated
                    under federal and other regulations                    1,674            (416)
               Financial instruments owned, net of
                    financial instruments sold, not yet purchased         (1,705)          4,878
               Securities borrowed, net of securities loaned              (9,257)         (4,551)
               Receivables and other assets                               (2,045)         (6,074)
               Payables and other liabilities                              4,179            (225)
                                                                         -------         -------
      Net cash used for operating activities                              (6,839)         (6,087)

      Cash flows from investing activities:
          Net payments for:
               Property, equipment and leasehold
                    improvements                                             (16)            (47)
               Purchase of Miller Anderson & Sherrerd, LLP, net
                  of cash acquired                                            --            (200)
                                                                         -------         -------
      Net cash used for investing activities                                 (16)           (247)

      Cash flows from financing activities:
          Net proceeds related to short-term borrowings                    1,780           1,213
          Securities sold under agreements to
               repurchase, net of securities
               purchased under agreements to resell                        3,051           3,269
          Proceeds from:
               Issuance of common stock                                       15              39
               Issuance of long-term borrowings                            3,434           2,814
               Issuance of Capital Units                                     134              --
          Payments for:
               Repurchases of common stock                                   (62)           (350)
               Repayments of long-term borrowings                         (1,306)           (207)
               Redemption of 8.88% Cumulative Preferred Stock               (195)             --
          Cash dividends                                                     (53)            (49)
                                                                         -------         -------
      Net cash provided by financing activities                            6,798           6,729
                                                                         -------         -------

      Net (decrease)/increase in cash and interest-bearing equivalents       (57)            395
      Cash and interest-bearing equivalents, at
          beginning of period                                              4,545           2,471
                                                                         -------         -------
      Cash and interest-bearing equivalents, at end of period            $ 4,488         $ 2,866
                                                                         =======         =======


           See Notes to Condensed Consolidated Financial Statements.

         7

                           MORGAN STANLEY GROUP INC.
        CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
                                 (IN MILLIONS)


SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:

In connection with the Company's fiscal 1996 acquisition of Miller Anderson & Sherrerd, LLP, the Company issued approximately $66 million of notes payable, as well as 2,012,264 shares of common stock having a fair value on the date of acquisition, January 3, 1996, of approximately $83 million.

         8

                           MORGAN STANLEY GROUP INC.
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.   Basis of Presentation

     The information furnished in this quarterly report has been prepared pursuant to the Securities and Exchange Commission's rules and regulations. The Condensed Consolidated Financial Statements reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for the fair statement of the results for the interim period and should be read in connection with the Annual Report on Form 10-K for the fiscal year ended November 30, 1996 (file no. 1-9085)("Form 10-K"). The nature of the business of Morgan Stanley Group Inc. and its domestic and foreign subsidiaries (collectively, the "Company") is such that the results of any interim period may not be indicative of the results for the full year. Prior period financial statements have been reclassified, where appropriate, to conform to the fiscal 1997 presentation.

     Financial instruments, including derivatives, used in the Company's trading activities are recorded at fair value, and unrealized gains and losses are reflected in trading revenues. Interest revenue and expense arising from financial instruments used in trading activities are reflected in the Condensed Consolidated Statement of Income as interest income or expense. The fair values of trading positions generally are based on listed market prices. If listed market prices are not available or if liquidating the Company's positions would reasonably be expected to impact market prices, fair value is determined based on other relevant factors, including dealer price quotations and price quotations for similar instruments traded in different markets, including markets located in different geographic areas. Fair values for certain derivative contracts are derived from pricing models which consider current market and contractual prices for the underlying financial instruments or commodities, as well as time value and yield curve or volatility factors underlying the positions. Purchases and sales of financial instruments are recorded in the accounts on trade date. Unrealized gains and losses arising from the Company's dealings in over-the-counter ("OTC") financial instruments, including derivative contracts related to financial instruments and commodities, are presented in the accompanying Condensed Consolidated Statement of Financial Condition on a net-by-counterparty basis consistent with Financial Accounting Standards Board ("FASB") Interpretation No. 39, "Offsetting of Amounts Related to Certain Contracts." Reverse repurchase and repurchase agreements are presented net-by-counterparty where net presentation is consistent with FASB Interpretation No. 41, "Offsetting of Amounts Related to Certain Repurchase and Reverse Repurchase Agreements."

     The Company also enters into various financial instrument related derivative contracts, such as interest rate swaps, currency swaps and forward contracts, as an end user to manage the interest rate and currency exposure arising from certain borrowings. Net revenues from derivatives used in the Company's asset and liability management are recognized ratably over the term of the contract as an adjustment to interest expense.

     Equity securities purchased in connection with merchant banking and other principal investment activities are initially carried in the Condensed Consolidated Financial Statements at their original costs. The carrying value of such equity securities is adjusted when changes in the underlying fair values are readily ascertainable, generally as evidenced by listed market prices of transactions which directly affect the value of such equity securities. Downward adjustments relating to such equity securities are made in the event that the Company determines that the eventual realizable value is less than the carrying value. The carrying value of investments made in connection with principal real estate activities which do not involve equity securities are adjusted periodically based on independent appraisals, estimates prepared by the Company of discounted future cash flows of the underlying real estate assets or other indicators of fair value.

     Loans made in connection with merchant banking and investment banking activities are carried at cost plus accrued interest less reserves, if deemed necessary, for estimated losses.

         9

     Earnings per share is based on the weighted average number of common shares and share equivalents outstanding and gives effect to preferred stock dividend requirements.

     On April 3, 1996, the Company's stockholders approved an increase in the number of authorized shares of common stock from 300,000,000 to 600,000,000.


2.   Long-Term Borrowings

     Long-term borrowings at February 28, 1997 scheduled to mature within one year aggregate $2,626 million.

     During the three month period ended February 28, 1997, the Company issued senior notes aggregating $3,424 million, including non-U.S. dollar currency notes aggregating $295 million, primarily pursuant to its public debt shelf registration statements. The weighted average coupon interest rate of these notes at February 28, 1997 was 6.1%; the Company has entered into certain transactions to obtain floating interest rates based on either short-term LIBOR or repurchase agreement rates for Treasury securities. Maturities in the aggregate of these notes for the fiscal years ending November 30 are as follows: 1997, $12 million; 1998, $64 million; 1999, $652 million; 2000, $567 million; 2001, $21 million; and thereafter, $2,108 million. As of February 28, 1997, the aggregate outstanding principal amount of the Company's Senior Indebtedness (as defined in the aforementioned registration statements) was approximately $32.5 billion.

     From March 1, 1997 to March 31, 1997, additional senior notes aggregating $226 million were issued primarily pursuant to the Company's public debt shelf registration statements. These notes have maturities from 1999 to 2002.

3.   Derivative Contracts and Other Commitments and Contingencies

     In the normal course of business, the Company enters into a variety of derivative contracts related to financial instruments and commodities. The Company uses swap agreements in its trading activities and in managing its interest rate exposure. The Company also uses forward and option contracts, futures and swaps in its trading activities; these financial instruments also are used to hedge the U.S. dollar cost of certain foreign currency exposures. In addition, financial futures and forward contracts are actively traded by the Company and are used to hedge proprietary inventory. The Company also enters into delayed delivery, when-issued, and warrant and option contracts involving securities. These instruments generally represent future commitments to swap interest payment streams, exchange currencies or purchase or sell other financial instruments on specific terms at specified future dates. Many of these products have maturities that do not extend beyond one year; swaps and options and warrants on equities typically have longer maturities. For further discussion of these matters, refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Derivative Financial Instruments", and Note 5 to the Consolidated Financial Statements, included in the Form 10-K.

     These derivative instruments involve varying degrees of off-balance sheet market risk. Future changes in interest rates, foreign currency exchange rates or the fair values of the financial instruments, commodities or indices underlying these contracts ultimately may result in cash settlements exceeding fair value amounts recognized in the Condensed Consolidated Statement of Financial Condition, which, as described in Note 1, are recorded at fair value, representing the cost of replacing those instruments.

         10

     The Company's exposure to credit risk with respect to these derivative instruments at any point in time is represented by the fair value of the contracts reported as assets. These amounts are presented on a net-by-counterparty basis consistent with FASB Interpretation No. 39, but are not reported net of collateral, which the Company obtains with respect to certain of these transactions to reduce its exposure to credit losses.

     The credit quality of the Company's trading-related derivatives at February 28, 1997 and November 30, 1996 is summarized in the tables below, showing the fair value of the related assets by counterparty credit rating. The actual credit ratings are determined by external rating agencies or by equivalent ratings used by the Company's Credit Department:

February 28, 1997
----------------------------------------------------------------------------------------------------
                                                                         Collater-
                                                                         alized    Other
                                                                         Non-      Non-
                                                                         Invest-   Invest-
                                                                         ment      ment
(Dollars in millions)        AAA        AA          A         BBB        Grade     Grade       Total
----------------------------------------------------------------------------------------------------
Interest rate
      and currency
      swaps and options
      (including caps,
      floors and swap
      options) and
      other fixed
      income securities
      contracts            $   968    $ 1,679    $ 2,154    $   567    $    19    $   292    $ 5,679
Foreign exchange
      forward contracts
      and options            1,102      1,634        829         70         --        109      3,744
Mortgage-backed
      securities forward
      contracts, swaps
      and options               68         45         53         15         --          9        190
Equity securities
      contracts
      (including equity
      swaps, warrants
      and options)             757        475        387         95        384          9      2,107
Commodity forwards,
      options and swaps         99        329        264        252          4        150      1,098
                           -------    -------    -------    -------    -------    -------    -------
Total                      $ 2,994    $ 4,162    $ 3,687    $   999    $   407    $   569    $12,818
                           =======    =======    =======    =======    =======    =======    =======

Percent of total                23%        32%        29%         8%         3%         5%       100%
                           =======    =======    =======    =======    =======    =======    =======


         11


November 30, 1996
----------------------------------------------------------------------------------------------------
                                                                         Collater-
                                                                         alized     Other
                                                                         Non-       Non-
                                                                         Invest-    Invest-
                                                                         ment       ment
(Dollars in millions)          AAA         AA          A        BBB      Grade      Grade      Total
----------------------------------------------------------------------------------------------------
Interest rate
      and currency
      swaps and options
      (including caps,
      floors and swap
      options) and
      other fixed
      income securities
      contracts            $   792    $ 1,445    $ 2,018    $   696    $    31    $   183    $ 5,165
Foreign exchange
      forward contracts
      and options              727        824        539         28         --         50      2,168
Mortgage-backed
      securities forward
      contracts, swaps
      and options               66         65         64         19         --          5        219
Equity securities
      contracts
      (including equity
      swaps, warrants
      and options)           1,074        274        408         60        426         43      2,285
Commodity forwards,
      options and swaps         95        318        318        280         72        300      1,383
                           -------    -------    -------    -------    -------    -------    -------
Total                      $ 2,754    $ 2,926    $ 3,347    $ 1,083    $   529    $   581    $11,220
                           =======    =======    =======    =======    =======    =======    =======

Percent of total                24%        26%        30%        10%         5%         5%       100%
                           =======    =======    =======    =======    =======    =======    =======



     A substantial portion of the Company's securities and commodities transactions are collateralized and are executed with and on behalf of commercial banks and other institutional investors, including other brokers and dealers. Positions taken and commitments made by the Company, including positions taken and underwriting and financing commitments made in connection with its merchant banking and other principal investment activities, often involve substantial amounts and significant exposure to individual issuers and businesses, including non-investment grade issuers. The Company seeks to limit concentration risk created in its businesses through a variety of separate but complementary financial, position and credit exposure reporting systems, including the use of trading limits based in part upon the Company's review of the financial condition and credit ratings of its counterparties.

     See also "Business -- Risk Management" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risk Management" in the Form 10-K for discussions of the Company's risk management policies and procedures.

     The Company had approximately $2.9 billion of letters of credit outstanding at February 28, 1997 to satisfy various collateral requirements.

         12


     The Company and its subsidiaries have been named as defendants in certain legal actions and have been involved in certain investigations and proceedings in the ordinary course of business. It is the opinion of management, based on current knowledge and after consultation with counsel, that the outcome of such matters will not have a material adverse effect on the Company's Condensed Consolidated Financial Statements contained herein.

4.   Preferred Stock and Capital Units

     Preferred stock is composed of the following issues. Each issue of preferred stock ranks in parity with all other preferred stock.

                                            Shares Outstanding at                        Balance at
                                     -------------------------------------    ---------------------------------
                                      February 28,       November 30,          February 28,     November 30,
                                          1997               1996                  1997             1996
                                     ---------------  --------------------    ---------------  ----------------
                                                                                       (in millions)
ESOP Convertible
     Preferred Stock,
     liquidation preference
     $35.88                               3,687,031             3,699,302       $          132     $          133

Series A Fixed/Adjustable
     Rate Cumulative Preferred
     Stock, stated value $200             1,725,000             1,725,000                  345                345

7-3/4% Cumulative
     Preferred Stock,
     stated value $200                    1,000,000             1,000,000                  200                200

7-3/8% Cumulative
     Preferred Stock,
     stated value $200                    1,000,000             1,000,000                  200                200

8.88% Cumulative
     Preferred Stock,
     stated value $200                            -               975,000                    -                195

8-3/4% Cumulative
     Preferred Stock,
     stated value $200                      750,000               750,000                  150                150
                                                                                --------------     --------------

Total                                                                           $        1,027     $        1,223
                                                                                ==============     ==============


     On December 3, 1996, the Company announced that it had called for redemption, on January 3, 1997, all 975,000 shares of its 8.88% Cumulative Preferred Stock at a redemption price of $201.632 per share, which reflects the stated value of $200 per share together with an amount equal to all dividends accrued and unpaid to, but excluding, January 3, 1997.

         13

     Included in the Company's Condensed Consolidated Statement of Financial Condition at February 28, 1997 and November 30, 1996 are Capital Units issued by the Company and Morgan Stanley Finance plc, a U.K. subsidiary ("MS plc"). A Capital Unit consists of (a) a Subordinated Debenture of MS plc guaranteed by the Company and having maturities from 2013 to 2017, and
     (b) a related Purchase Contract issued by the Company, which may be accelerated by the Company beginning approximately one year after the issuance of each Capital Unit, requiring the holder to purchase one Depositary Share representing shares (or fractional shares) of the Company's Cumulative Preferred Stock.

     In the first quarter of fiscal 1997, the Company and MS plc issued 8.03% Capital Units in an aggregate amount of $134 million.

5.   Stockholders' Equity

     Morgan Stanley & Co. Incorporated ("MS&Co.") is a registered broker-dealer and a registered futures commission merchant and, accordingly, is subject to the minimum net capital requirements of the Securities and Exchange Commission, the New York Stock Exchange and the Commodity Futures Trading Commission. MS&Co. has consistently operated in excess of these requirements with aggregate net capital, as defined, totaling $1,596 million at February 28, 1997, which exceeded the amount required by $1,255 million. Morgan Stanley & Co. International Limited ("MSIL"), a London-based broker-dealer subsidiary, is subject to capital requirements of the Securities and Futures Authority, and Morgan Stanley Japan Limited ("MSJL"), a Tokyo-based broker-dealer, is subject to the capital requirements of the Japanese Ministry of Finance. MSIL and MSJL have consistently operated in excess of their respective regulatory capital requirements.

     Certain other U.S. and non-U.S. subsidiaries are subject to various securities, commodities and banking regulations, and capital adequacy requirements promulgated by the regulatory and exchange authorities of the countries in which they operate. These subsidiaries have consistently operated in excess of their applicable local capital adequacy requirements.


6.   Acquisitions

     During the first quarter of fiscal 1996, the Company completed its acquisition of Miller Anderson & Sherrerd, LLP ("MAS"), a Philadelphia-based institutional investment manager, for approximately $350 million. The Company's results for the three months ended February 29, 1996 include the results of MAS from January 3, 1996, the date of acquisition.

     In the fourth quarter of fiscal 1996, the Company completed its purchase of Van Kampen American Capital, Inc. ("VKAC") for $1.175 billion. The consideration for the purchase of the equity of VKAC consisted of cash and approximately $26 million of preferred securities issued by one of the Company's subsidiaries and exchangeable into common stock of the Company.

     On April 3, 1997, the Company announced the acquisition of the institutional global custody business of Barclays PLC ("Barclays"). The amount of consideration for this business is to be fixed over a period of time based on account retention. The transaction involves approximately $250 billion of assets currently administered by Barclays, and the combination of Barclays with the Company's global custody businesses would have increased the Company's assets under administration at February 28, 1997 to approximately $400 billion on a pro forma basis (assuming that current clients of Barclays agree to become clients of the Company). Barclays has agreed to provide global subcustodial services to the Company for a period of time after completion of the acquisition.

         14

     The goodwill and other intangible assets associated with these transactions are amortized on a straight-line basis over periods from five to 25 years and are periodically evaluated for impairment.

7.   Announced Merger with Dean Witter, Discover & Co.

     On February 5, 1997, the Company and Dean Witter Discover & Co. ("DWD") announced a definitive agreement to merge. The combined company would be a pre-eminent global financial services firm with leading market positions in the securities, asset management and credit services businesses. Under the terms of the agreement unanimously approved by the Boards of both companies, each of the Company's common shares will be exchanged for 1.65 DWD common shares. Shares of the Company's preferred stock outstanding will be exchanged for preferred stock of DWD having substantially identical terms. The transaction, which is expected to be completed in mid-1997, is intended to be accounted for as a pooling of interests and is subject to customary closing conditions, including certain regulatory approvals and the approval of shareholders of both companies.

8.   New Accounting Pronouncement

     In February, 1997, the FASB issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS No. 128"). SFAS No. 128 establishes standards for computing and presenting earnings per share ("EPS"). SFAS No. 128 replaces the presentation of primary EPS with basic EPS and fully diluted EPS with diluted EPS. Basic EPS excludes dilution and is calculated by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed similarly to fully diluted EPS.

     SFAS No. 128 is effective for financial statement periods ending after December 15, 1997, and requires restatement of all prior period EPS data. The adoption of SFAS No. 128 would not have had, and is not expected to have, a material impact on the Company's EPS computations.





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